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                              [LOGO OF HOMESTORE]

                                                                    EXHIBIT 99.1

                HOMESTORE ANNOUNCES RESIGNATION OF BOARD MEMBER

WESTLAKE VILLAGE, CA - March 5, 2002 - Homestore (NASDAQ:HOMSE) announced today that Richard A. Smith, Chairman and CEO of Cendant Corporation's Real Estate Division, has resigned from Homestore's board of directors.

"We thank Richard for his service to the Homestore Board and look forward to the continued development and growth of Homestore's comprehensive relationship with Cendant's residential real estate franchise operations represented by Coldwell Banker, Century 21 and ERA," said Mike Long, Homestore's Chief Executive Officer.

"Cendant's residential real estate licensees view Homestore's web based applications and technology as the best in the marketplace and they place great value on those services as customers of Homestore's broker and agent products," Smith stated.

ABOUT HOMESTORE
Homestore (Nasdaq: HOMSE) is the leading supplier of online media and technology to the real estate industry. The company operates the #1 network of home and real estate Web sites including flagship site REALTOR.com/(R)/, the official Web site of the National Association of REALTORS/(R)/; HomeBuilder.com/TM/, the official new homes site of the National Association of Home Builders; Homestore.com/TM/ Apartments & Rentals; and Homestore.com/TM/, a home information resource.

CAUTION REGARDING FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to material risks and uncertainties and investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Actual results may vary materially from those indicated in the forward-looking statements.

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Financial and media contact:
DeLise Keim
(805) 557-2599
delise.keim@homestore.com